                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

         The following unaudited pro forma statement of income (loss) from continuing operations for the year ended December 31, 1993 presents the acquisitions of M-I and A-Z/Grant and Lindsey as though the acquisitions were effective January 1, 1993. The unaudited pro forma statement of income (loss) from continuing operations gives effect to the acquisitions under the purchase method of accounting and the assumptions included in the accompanying unaudited notes to pro forma financial statements. The unaudited pro forma statement of income (loss) from continuing operations reflects the amortization of estimated goodwill, additional depreciation expense related to the estimated write-up of fixed assets and rental tools of A-Z/Grant and Lindsey and estimated adjustments to interest and taxes.

         The following unaudited pro forma balance sheet as of December 31, 1993 presents the acquisition of M-I as if the acquisition had occurred at December 31, 1993. The unaudited pro forma balance sheet reflects the acquisition under the purchase method of accounting and the assumptions included in the accompanying unaudited notes to pro forma financial statements. The unaudited pro forma balance sheet reflects only those adjustments relating to the acquisition of M-I, the consolidation of the Company's 64% interest in M-I and certain estimated asset and liability valuation adjustments anticipated to result from the Company's allocation of the purchase price to the accounts of M-I at February 28, 1994.

         Management has not fully evaluated all of the consequences of the acquisition of M-I including assessing the fair market value of the assets acquired and the total amount of costs that may be necessary to reorganize the operations of M-I. As a result, the current estimate of the excess of the purchase price over net assets acquired in the acquisition of M-I totaling $53.8 million has been reflected as goodwill in the unaudited pro forma balance sheet. Upon completion of these evaluations during 1994, any additional asset and liability adjustments and the adjusted excess purchase price over net assets acquired will be recorded as goodwill in accordance with purchase accounting rules and principles.

         The unaudited pro forma financial statements are not intended to be indicative of the results that would have occurred if the acquisitions had been effective as of the dates indicated or that may be obtained in the future. The unaudited pro forma financial statements should be read in conjunction with the Consolidated Financial Statements and notes thereto of the Company included in the Company's Form 10-K for the year ended December 31, 1993.

                           SMITH INTERNATIONAL, INC.
                        UNAUDITED PRO FORMA STATEMENT OF
                    INCOME (LOSS) FROM CONTINUING OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                             (DOLLARS IN THOUSANDS)

                                                                      UNAUDITED
                                                     -----------------------------------------------
                                                   HISTORICAL                   PRO FORMA
                                        --------------------------------     -----------------------
                                                     A-Z/GRANT
                                         SMITH       & LINDSEY     M-I       ADJUSTMENTS    COMBINED
                                        -------      ---------   -------     -----------    --------
         Revenues                       $220,712      $31,600    $404,312                   $656,624
         Cost of Revenues                138,170       23,200     275,676          597 (a)   437,643
                                        --------      -------    --------     --------      --------
         Gross Margin                     82,542        8,400     128,636         (597)      218,981

         Operating Expenses:
           Selling Expenses               41,997        4,600      91,882                    138,479
           G & A Expenses                 21,970        1,000      17,825                     40,795
           Equity in Joint
             Ventures and Other
             Income, net                      --           --      (5,292)       1,345 (b)    (3,772)
                                                                                   175 (c)
                                        --------      -------    --------     --------      --------
              Total Operating
                Expenses                  63,967        5,600     104,415        1,520       175,502
                                        --------      -------    --------     --------      --------

         Income from Continuing
           Operations Before
           Litigation Settlement,
           Interest and Taxes             18,575        2,800      24,221       (2,117)       43,479

         Litigation Settlement            19,900           --          --                     19,900
         Interest Expense
           (Income), net                   2,202           --        (628)       4,800 (d)    10,434
                                                                                 4,060 (e)
                                        --------      -------     -------     --------      --------
         Income (Loss) From
           Continuing Operations
           Before Income Taxes            (3,527)       2,800      24,849      (10,977)       13,145

         Income Tax Provision                468           --       4,812           93 (f)     5,373
                                        --------      -------    --------     --------     ---------
         Income (Loss) From
           Continuing Operations
           Before Minority
           Interest                       (3,995)       2,800      20,037      (11,070)        7,772

         Minority Interest                    --           --       7,213                      7,213
                                        --------      -------     -------     --------      --------

         Income (Loss) From
           Continuing Operations         ($3,995)(g)  $ 2,800    $ 12,824     $(11,070)     $    559 (g)
                                        ========      =======    ========     ========      ========

         Average Common and
           Equivalent Shares
           Outstanding                    37,775                                              37,775
                                        ========                                           =========

         Income (Loss) from
           Continuing Operations
           Per Common Share               ($0.13)(g)                                          ($0.01)(g)
                                        ========                                            ========



      See accompanying unaudited notes to pro forma financial statements.

                           SMITH INTERNATIONAL, INC.
                       UNAUDITED PRO FORMA BALANCE SHEET
                            AS OF DECEMBER 31, 1993
                             (DOLLARS IN THOUSANDS)

                                                                   UNAUDITED
                                                       -------------------------------------
                                               HISTORICAL                PRO FORMA
                                          ---------------------     ------------------------
                                           SMITH         M-I        Adjustments     Combined
                                          --------     --------     -----------     --------
                                            (h)
 ASSETS

 Current Assets:
   Cash and Cash Equivalents              $101,561      ($2,203)    ($80,000)(i)    $ 16,858
                                                                      (2,500)(j)
   Receivables                              67,830      104,059                      171,889
   Inventory                                81,654       80,535       (2,944)(m)     159,245
   Prepaid Expense & Other                   4,802        6,088                       10,890
                                          --------     --------     --------        --------
        Total Current Assets               255,847      188,479      (85,444)        358,882
                                          --------     --------     --------        --------

   Rental Tools, net                        20,510          ---                       20,510

   Property, Plant and Equipment, net       41,652       51,792         (320)(m)      93,124

   Investments in Joint Ventures
     and Unconsolidated Subsidiaries         6,283        9,518                       15,801

   Investment in M-I Drilling                  ---          ---      160,000 (i)         ---
     Fluids Co.                                                     (160,000)(k)
   Goodwill                                  2,954          ---       41,317 (k)      56,763
                                                                      10,692 (m)
                                                                       1,800 (j)
   Other Assets                             21,140       14,520          700 (j)      34,440
                                                                      (1,920)(m)
                                           -------     --------     --------        --------

        Total Assets                      $348,386     $264,309     $(33,175)       $579,520
                                          ========     ========     ========        ========


   LIABILITIES AND SHAREHOLDERS' EQUITY

   Current Liabilities:
     Short-term Borrowings & Current
       Portion of Long-term Debt          $    702     $  1,091     $ 10,000 (i)    $ 11,793
     Accounts Payable                       24,763       30,467                       55,230
     Accrued Payroll Costs                  10,923        7,082                       18,005
     Income Taxes Payable                    9,484        3,069        1,920 (m)      14,473
     Other                                  34,098       17,653        3,588 (m)      55,339
                                          --------     --------     --------        --------
        Total Current Liabilities           79,970       59,362       15,508         154,840
                                          --------     --------     --------        --------

   Long-Term Debt                           46,000          ---       70,000 (i)     116,000

   Minority Interests                          ---        2,621       66,759 (l)      69,380

   Other Long-term Liabilities               7,950       16,884                       24,834

   Shareholders' Equity                    214,466      185,442     (118,683)(k)     214,466
                                                                     (66,759)(l)
                                          --------     --------     --------        --------
       Total Liabilities &
          Shareholders' Equity            $348,386     $264,309     ($33,175)       $579,520
                                          ========     ========     ========        ========



      See accompanying unaudited notes to pro forma financial statements.

                        SMITH INTERNATIONAL, INC.
             UNAUDITED NOTES TO PRO FORMA FINANCIAL STATEMENTS
             (DOLLARS IN THOUSANDS,  EXCEPT PER SHARE AMOUNTS)

     STATEMENT OF INCOME (LOSS) FROM CONTINUING OPERATIONS -

(a) To record additional depreciation expense as a result of adjustments to increase the book value of the A-Z/Grant and Lindsey rental tools and property and equipment to estimated fair value and depreciate the assets over the estimated remaining lives of the respective assets.

(b) To record annual amortization of goodwill which will be amortized over 40 years

(c) To record annual amortization of debt issuance costs which will be amortized over the 4 year life of the debt.

(d) To record interest expense at an interest rate of 6.0 percent on the acquisition-related debt, as refinanced (see Note i below), assuming no principal reduction.

(e) To reduce interest income at an interest rate of 4.0 percent as approximately $101.5 million of the Company's cash was used to fund the acquisitions and, therefore, would not have been available to earn interest income.

(f) To record additional income tax expense related to the earnings of A-Z/Grant and Lindsey, the Company's portion of M-I earnings and the effects of the aforementioned adjustments at the U.S. Alternative Minimum Tax Rate of 2.0 percent. Additional taxes would not be required because of the Company's net operating loss carryforward position.

(g) Income (loss) from continuing operations is presented excluding the cumulative effect of change in accounting principle. The Smith and unaudited pro forma income (loss) from continuing operations of ($3,995) and $559, respectively, include the special charge for a litigation settlement of $19,900 ($0.53 per common share). The Smith and unaudited pro forma income from continuing operations excluding the litigation settlement would increase to $15,905 and $20,459, respectively, or $0.40 and $0.52 per common share, respectively. The preferred stock dividends of $868 must be deducted from the applicable income (loss) from continuing operations amounts in order to compute these amounts per common share.

BALANCE SHEET -

(h) The historical balance sheet of the Company includes the historical accounts of A-Z/Grant and Lindsey acquired by the Company on December 22, 1993 for $19.0 million and certain purchase accounting adjustments. Management has not fully evaluated all of the consequences of the acquisition of A-Z/Grant and Lindsey including completing the appraisals of the assets acquired and assessing the total amount of costs that may be necessary to consolidate the operations of A-Z/Grant and Lindsey with the Company. Upon completion of these evaluations, any additional asset and liability adjustments will be recorded and the excess purchase price over net assets acquired, if any, will be recorded as goodwill in accordance with purchase accounting rules and principles.

(i) To record the purchase of the 64% interest in M-I using $80.0 million in cash and issuing a note payable to Dresser of $80.0 million. The Company refinanced the Dresser note payable in March 1994 with a $40 million term loan from its insurance company lenders and a $65 million revolving line of credit from a bank group. The term loan

                          SMITH INTERNATIONAL, INC.
       UNAUDITED NOTES TO PRO FORMA FINANCIAL STATEMENTS - (CONTINUED)


     bears interest at a rate of 6.02 percent and is payable over a four year period ending in January 1998. The revolving line of credit is due in March 1997 and bears interest at a rate ranging from LIBOR + 3/4 percent to LIBOR +1 1/2 percent based upon the debt-to-total capitalization of the Company. The Company has reflected $10.0 million of debt as current portion of long-term debt and $70.0 million of debt as long-term in accordance with the terms of the refinanced acquisition debt.

(j) To record $1.8 million of estimated acquisition costs in connection with the M-I acquisition and $0.7 million of debt issuance costs in connection with the refinanced acquisition debt.

(k) To eliminate the investment in M-I of $160.0 million against the Company's estimated portion of its equity in M-I of $118.7 million with the remaining balance of $41.3 million reported tentatively as goodwill.

(l) To reclassify the minority interest ownership in M-I by Halliburton of $66.8 million from shareholders' equity to minority interest.

(m) To record the Company's portion of the current estimate of adjustments to asset reserves and liabilities required at the acquisition date in connection with the purchase of M-I with the corresponding adjustment recorded as goodwill. Management has not fully evaluated all of the consequences of the acquisition of M-I including assessing the fair market value of the assets acquired and the total amount of costs that may be necessary to reorganize the operations of M-I. Upon completion of a full evaluation of the Company's purchase price allocation of M-I accounts, additional adjustments may become necessary to the preliminary allocation of the purchase price. The Company expects this evaluation process will be completed in 1994.

                                                                          (LOGO)



                          M-I DRILLING FLUIDS COMPANY
                        (a Dresser Industries, Inc. and
                        Halliburton Company Partnership)

                         COMBINED FINANCIAL STATEMENTS

                           OCTOBER 31, 1991 AND 1990

Price Waterhouse                                                          (LOGO)


                       REPORT OF INDEPENDENT ACCOUNTANTS


December 11, 1991

To the Partners and Management Committee of
M-I Drilling Fluids Company


In our opinion, the accompanying combined balance sheets and the related combined statements of earnings, of partners' equity and of cash flows present fairly, in all material respects, the combined financial position of M-I Drilling Fluids Company (a Dresser Industries, Inc. and Halliburton Company Partnership) and its subsidiaries and affiliates at October 31, 1991 and 1990, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PRICE WATERHOUSE

                          M-I DRILLING FLUIDS COMPANY
        (a Dresser Industries, Inc. and Halliburton Company Partnership)

                            COMBINED BALANCE SHEETS
                                 (in thousands)

                                                                         October 31,
                                                                         -----------
                                                                      1991        1990
                                                                      ----        ----
                            Assets
                            ------
Current assets:
  Cash and cash equivalents                                        $ 10,345     $  8,944
                                                                   --------     --------
  Notes and accounts receivable                                      92,816       92,926
  Less - allowance for doubtful receivables - Note 9                    843          570
                                                                   --------     --------
                                                                     91,973       92,356
                                                                   --------     --------
  Inventories:
    Finished products and work in process                           100,210       83,113
    Raw materials and supplies                                       12,670       11,157
                                                                   --------     --------
                                                                    112,880       94,270
                                                                   --------     --------
  Prepaid expenses                                                    2,086        2,337
                                                                   --------     --------
  Receivables from related parties - Note 8                           7,648        5,669
                                                                   --------     --------
      Total current assets                                          224,932      203,576
                                                                   --------     --------
Investments and other assets:
  Investments in and advances to affiliates                           9,229       13,605
  Long-term receivables                                                 459          388
  Other assets                                                        4,727        4,935
                                                                   --------     --------
      Total investments and other assets                             14,415       18,928
                                                                   --------     --------
Property, plant and equipment - at cost - Note 2:
  Land, land improvements and mineral deposits                       30,844       31,982
  Buildings                                                          48,390       50,865
  Machinery and equipment                                           234,870      235,677
                                                                   --------     --------
                                                                    314,104      318,524
  Less - accumulated depreciation, depletion and amortization       252,264      261,207
                                                                   --------     --------
      Total properties, net                                          61,840       57,317
                                                                   --------     --------
                                                                   $301,187     $279,821
                                                                   ========     ========

               Liabilities and Partners' Equity
               --------------------------------
Current liabilities:
  Short-term debt - Note 3                                         $  3,093     $  2,197
  Accounts payable                                                   31,997       27,720
  Accrued compensation and benefits                                   6,519        6,893
  Accrued taxes other than income taxes                                 716        1,854
  Accrued insurance                                                   8,094        5,679
  Foreign income taxes                                                9,652        7,088
  Other accrued liabilities                                          10,077       12,115
  Accounts payable to related parties - Note 8                        1,679        1,600
                                                                   --------     --------
     Total current liabilities                                       71,827       65,146
Long-term debt                                                                       810
Minority interests and other liabilities                             10,189        9,153
Commitments and contingencies - Notes 4 and 5
Partners' equity                                                    219,171      204,712
                                                                   --------     --------
                                                                   $301,187     $279,821
                                                                   ========     ========

            See accompanying notes to combined financial statements.

                          M-I DRILLING FLUIDS COMPANY
        (a Dresser Industries, Inc. and Halliburton Company Partnership)

                        COMBINED STATEMENTS OF EARNINGS
                                 (in thousands)

                                                                     Year ended
                                                                     October 31,
                                                                     -----------
                                                                  1991        1990
                                                                  ----        ----
Sales and service revenues                                     $ 443,341    $ 394,045
Cost of sales and services                                       243,990      223,566
                                                               ---------    ---------
Gross earnings                                                   199,351      170,479
                                                               ---------    ---------
Other costs and expenses - Notes 6 and 8:
  Selling                                                        130,169      115,396
  Engineering                                                      7,252        6,069
  Administrative and general                                      22,929       19,717
  Provision for Kuwait losses - Note 4                            (1,046)       3,800
                                                               ---------    ---------
                                                                 159,304      144,982
                                                               ---------    ---------
    Income from operations                                        40,047       25,497
Other income (deductions):
  Interest expense                                                  (695)        (588)
  Interest earned                                                  1,262        2,810
  Other, net - Note 6                                                813        1,781
                                                               ---------    ---------
    Earnings before income taxes, minority
     interest and equity earnings                                 41,427       29,500
Foreign income taxes - Note 7                                     (8,234)      (7,346)
Minority interest in earnings of subsidiaries                     (3,081)      (2,174)
Equity in earnings of unconsolidated affiliates                    2,000        2,497
                                                               ---------    ---------
Net earnings                                                   $  32,112    $  22,477
                                                               =========    =========

            See accompanying notes to combined financial statements.

                         M-I DRILLING FLUIDS COMPANY
                       (a Dresser Industries, Inc. and
                       Halliburton Company Partnership)

                   COMBINED STATEMENTS OF PARTNERS' EQUITY
                                (in thousands)

                    YEARS ENDED OCTOBER 31, 1991 AND 1990


                                          Common
                                         stock of         Cumulative                        Partners'
                                         Canadian        translation        Retained      contributions       Partners'
                                        affiliates       adjustments        earnings       and advances      withdrawals
                                        ----------       -----------        --------      -------------      -----------
Partners' equity at October 31, 1989     $ 8,563           $ 2,018          $  (200)        $611,390         $(460,096)
Cash contributions                                                                            42,548
Cash distributions                                                                                             (48,044)
SWACO contributed assets                   2,876                                              19,371
Cumulative translation adjustments                           3,809
Net income                                                                   22,477
                                         -------           -------          -------         --------         ---------
Partners' equity at October 31, 1990      11,439             5,827           22,277          673,309          (508,140)
Cash contributions                                                                            42,300
Cash distributions                                                                                             (56,447)
Cumulative translation adjustments                          (3,506)
Net income                                                                   32,112
                                         -------           -------          -------         --------         ---------
Partners' equity at October 31, 1991     $11,439           $ 2,321          $54,389         $715,609         $(564,587)
                                         =======           =======          =======         ========         =========



                                          Total           Dresser         Halliburton       Total
                                          -----           -------         -----------       -----
Partners' equity at October 31, 1989    $161,675          $ 97,005         $ 64,670        $161,675
Cash contributions                        42,548            26,507           16,041          42,548
Cash distributions                       (48,044)          (30,070)         (17,974)        (48,044)
SWACO contributed assets                  22,247            21,276              971          22,247
Cumulative translation adjustments         3,809             2,418            1,391           3,809
Net income                                22,477            13,880            8,597          22,477
                                        --------          --------         --------        --------
Partners' equity at October 31, 1990     204,712           131,016           73,696         204,712
Cash contributions                        42,300            27,072           15,228          42,300
Cash distributions                       (56,447)          (36,125)         (20,322)        (56,447)
Cumulative translation adjustments        (3,506)           (2,244)          (1,262)         (3,506)
Net income                                32,112            20,552           11,560          32,112
                                        --------          --------         --------        --------
Partners' equity at October 31, 1991    $219,171          $140,271         $ 78,900        $219,171
                                        ========          ========         ========        ========

            See accompanying notes to combined financial statements.

                          M-I DRILLING FLUIDS COMPANY
        (a Dresser Industries, Inc. and Halliburton Company Partnership)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                       Year ended
                                                                       October 31,
                                                                       -----------
                                                                     1991       1990
                                                                     ----       ----
Cash flows from operating activities:-
  Net earnings                                                     $ 32,112   $ 22,477
                                                                   --------   --------
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation, depletion and amortization                        10,300      8,308
     Gains on sale of assets                                         (1,333)      (894)
     Equity in earnings of unconsolidated subsidiaries and
      affiliates, net of dividends received ($1,813 in
      1991 and S1,446 in 1990)                                         (187)    (1,051)
     Minority interest                                                3,081      2,174
     Increase in receivables                                         (3,797)   (23,014)
     Increase in inventory                                          (22,002)    (6,083)
     Decrease (increase) in related party receivables                (1,979)     3,893
     Increase in accounts payable and accrued liabilities             4,539      5,056
     Increase in income taxes payable                                 3,509      2,877
     Increase (decrease) in related party payables                       79     (1,295)
     Other, net                                                       6,334        306
                                                                   --------   --------
        Total adjustments                                            (1,456)    (9,723)
                                                                   --------   --------
        Net cash provided by operating activities                    30,656     12,754
                                                                   --------   --------
Cash flows from investing activities:
  Assets acquired                                                                  462
  Capital expenditures                                              (16,552)   (10,201)
  Proceeds from sale of assets                                        2,505      1,898
                                                                   --------   --------
        Net cash used in investing activities                       (14,047)    (7,841)
                                                                   --------   --------
Cash flows from financing activities:-
  Reduction of long-term debt                                          (807)       (17)
  Increase in short-term debt and current
   portion of long-term debt                                            894        567
  Decrease in related party advances, net                              (545)      (808)
  Decrease (increase) in long-term notes receivable                    (253)       240
  Partners' contributions and distributions:
     Cash contributions                                              42,300     42,548
     Cash distributions                                             (56,447)   (48,044)
                                                                   --------   --------
        Net cash used in financing activities                       (14,858)    (5,514)
                                                                   --------   --------
Effect of translation adjustments on cash                              (350)       593
                                                                   --------   --------
Net increase (decrease) in cash and cash equivalents                  1,401         (8)
Cash and cash equivalents, beginning of year                          8,944      8,952
                                                                   --------   --------

Cash and cash equivalents, end of year                             $ 10,345   $  8,944
                                                                   ========   ========

Supplemental disclosures of cash flow information:-
  Cash paid during the year for:
     Interest                                                      $    695   $    588
     Income taxes                                                     5,730      4,689

            See accompanying notes to combined financial statements.

                          M-I DRILLING FLUIDS COMPANY
        (a Dresser Industries, Inc. and Halliburton Company Partnership)

                     NOTES TO COMBINED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF FORMATION AND SIGNIFICANT ACCOUNTING POLICIES:

Effective December 1, 1986, Dresser Industries, Inc. (Dresser) and Halliburton Company (Halliburton) (the Partners) combined their drilling fluids operations and formed M-I Drilling Fluids Company (the Partnership), owned 60 percent by Dresser and 40 percent by Halliburton. In May 1990, Dresser contributed SWACO to the Partnership in exchange for an increase in ownership to 64%. SWACO's net assets were recorded at historical net book value, $22,247,000, at the date of contribution. The Partnership principally provides drilling fluid systems to the petroleum industry for oil and gas well drilling.

Partnership profits and losses are allocated to the Partners in accordance with their respective Partnership interests.

Combination

Since December 1, 1986, the Partners have been effecting the legal transfer of their drilling fluids operations to the Partnership. The accompanying combined financial statements reflect the operations of the Partnership as if all transfers had been completed as of December 1, 1986. Accordingly, the combined financial statements include the Partnership's financial statements and the financial statements of all its majority-owned subsidiaries, together with the financial statements of M-I Drilling Fluids Canada, Inc., which is owned directly by the Partners, and the financial statements of those operations which have been operated for the benefit of the Partnership by the Partners until legal transfer is completed. All material intercompany accounts and transactions are eliminated. Investments in 20% to 50% owned affiliates are reported at cost, adjusted for the Partnership's equity in undistributed earnings or losses.

Receivables

Appropriate allowances are provided for all doubtful receivables, including allowances for all receivables delinquent for more than 180 days except for accounts which do not represent collection risks.

Inventories

Inventories are recorded at the lower of actual cost or market. Obsolete items or excess quantities which are determined to be unsalable are valued at their net realizable value.

Property, plant and equipment

Fixed assets are recorded at cost less accumulated depreciation over their estimated service life. The straight-line depreciation method is used for financial statement purposes. All significant fixed assets are reviewed periodically and, if determined to be excess, obsolete or unsuitable for their intended use, are reduced to values recognizing their impaired utility or are assigned shorter remaining useful lives for depreciation purposes. Depletion of mineral properties is based upon estimates of economically recoverable tonnage. Maintenance and repairs are expensed as incurred and betterments are capitalized.

Benefit plans

The Partnership maintains defined contribution plans covering substantially all employees in the United States. Employees of the foreign operations participate in defined contribution plans or statutory plans. Partnership contributions related to these benefit plans are recognized on a current basis.

Income taxes

The Partnership is generally not subject to U.S. or state income taxes. The taxable income or loss of the Partnership is reported by the Partners in their U.S. income tax returns and, therefore, no U.S. income tax expense is reflected in the Partnership's Combined Statement of Earnings.

Entities operating in foreign countries provide for foreign income taxes in accordance with the tax laws and regulations of the applicable foreign country. Deferred foreign income taxes are provided for timing differences between income and expenses reported for financial statement purposes and tax purposes.

Translation of foreign currencies

For operations in countries which do not have highly inflationary economies, asset and liability accounts are translated at the rate in effect at the balance sheet date, and revenue and expense accounts are translated at weighted average rates. Translation adjustments are reflected as a component of partners' equity.

For operations in countries with highly inflationary economies, inventories, cost of sales and property, plant and equipment and related depreciation are translated at historical rates. Other asset and liability accounts are translated at rates in effect at the balance sheet date, and revenues and expenses excluding cost of sales and depreciation are translated at weighted average rates. Translation adjustments are reflected in the Combined Statement of Earnings.

Cash flow statement

Cash and cash equivalents include cash on hand and investments with maturities of three months or less.

NOTE 2 - PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment activity for the years ended October 31, 1991 and 1990 is summarized below (in thousands):

                  Balance at                                      Balance at
                  October 31, Additions    Retire-                October 31,
                     1990      at cost      ments       Other        1991
                     ----      -------      -----       -----        ----
Land and
 improvements      $ 31,982    $ 1,036    $ (2,237)   $     63     $ 30,844
Buildings            50,865        246      (1,935)       (786)      48,390
Machinery and
 equipment          235,677     15,270     (12,622)     (3,455)     234,870
                   --------    -------    --------    --------     --------

                   $318,524    $16,552    $(16,794)   $ (4,178)    $314,104
                   ========    =======    ========    ========     ========


                  Balance at                                      Balance at
                  October 31, Additions    Retire-                October 31,
                     1989      at cost      ments       Other        1990
                     ----      -------      -----       -----        ----
Land and
 improvements      $ 27,009    $ 2,121    $    (64)   $  2,916     $ 31,982
Buildings            51,964      3,117      (2,586)     (1,630)      50,865
Machinery and
 equipment          182,356     60,463      (9,738)      2,596      235,677
                   --------    -------    --------    --------     --------

                   $261,329    $65,701    $(12,388)   $  3,882     $318,524
                   ========    =======    ========    ========     ========


Accumulated depreciation, depletion and amortization of property, plant and equipment for the years ended October 31, 1991 and 1990 are summarized below (in thousands):

                  Balance at                                      Balance at
                  October 31, Additions    Retire-                October 31,
                     1990      at cost      ments       Other        1991
                     ----      -------      -----       -----        ----
Land and
 improvements      $ 19,585    $   564    $ (2,047)   $    (45)    $ 18,057
Buildings            39,445        955      (1,733)       (415)      38,252
Machinery and
 equipment          202,177      8,764     (11,842)     (3,144)     195,955
                   --------    -------    --------    --------     --------

                   $261,207    $10,283    $(15,622)   $ (3,604)    $252,264
                   ========    =======    ========    ========     ========

                  Balance at                                   Balance at
                  October 31, Additions    Retire-             October 31,
                     1989      at cost      ments      Other      1990
                     ----      -------      -----      -----      ----
Land and
 improvements      $ 17,209    $   641    $    (32)   $ 1,767   $ 19,585
Buildings            42,042      1,785      (2,452)    (1,930)    39,445
Machinery and
 equipment          166,588     41,016      (8,900)     3,473    202,177
                   --------    -------    --------    -------   --------

                   $225,839    $43,442    $(11,384)   $ 3,310   $261,207
                   ========    =======    ========    =======   ========


The 1990 additions to property, plant and equipment and accumulated depreciation, depletion and amortization include $55,564,000 and $35,196,000 resulting from the contribution of SWACO Geolograph Company (SWACO) to the Partnership. Other changes arise from the translation of foreign amounts at rates in effect at the balance sheet date.

During 1990, the Partnership undertook a review of the useful lives of the property, plant and equipment used in the business. As a result of this review, the estimated useful lives of most of the Partnership's productive assets were extended. This change in estimate of the useful lives increased net earnings for the year ended October 31, 1990 by $3,900,000.

NOTE 3 - SHORT-TERM DEBT:

Loan arrangements have been established with banks under which the Partnership's foreign subsidiaries may borrow on an overdraft and short-term note basis at interest rates ranging from 10% to 21% at October 31, 1991. The amount available and unused under such short-term note arrangements approximated $3,400,000 at October 31, 1991. Short-term debt is guaranteed by the Partners or their affiliates or by pledges of assets. The Partnership has understandings with the banks regarding deposit balances as compensation for credit arrangements.

NOTE 4 - COMMITMENTS AND CONTINGENCIES:

The Partnership and its subsidiaries are involved in certain legal actions and claims arising in the ordinary course of their business. Management believes (based on advice of legal counsel) that such litigation and claims will be resolved without material effect on the Partnership's combined financial position.

Total rental and lease expenses charged to earnings were $8,462,000 and $7,246,000 for the years ended October 31, 1991 and 1990, respectively. At October 31, 1991, the aggregate minimum annual obligations under noncancellable lease agreements were $5,053,000 for 1992, $2,060,000 for 1993, $1,278,000 for
1994, $874,000 for 1995, $520,000 for 1996 and $1,855,000 for all subsequent years. The lease obligations relate primarily to office space and warehouses.

At October 31, 1991, the Partnership has outstanding letters of credit of $6,788,000. The letters of credit are issued in the normal course of business to ensure certain suppliers and insurance carriers of timely payment of contractual obligations.

Certain foreign entities are subject to statutes and laws in the countries in which they operate that restrict the distribution of dividends. Restricted foreign net assets aggregated approximately $15,690,000 and $9,907,000 at October 31, 1991 and 1990, respectively.

In October 1990, the Partnership provided $3,800,000 against its total exposure to loss of $7,350,000 as a result of Iraq's invasion of Kuwait. In July 1991, the Partnership reversed $1,046,000 of this provision because the actual losses sustained were less than anticipated.

NOTE 5 - BENEFIT PLANS AND RETIREE BENEFITS:

U.S. benefit plans

The Partnership has defined contribution and salary deferred savings 401(k) plans covering substantially all U.S. employees. The Partnership makes monthly contributions to the plans. The cost of the plans was $1,795,000 and $1,882,000 for the years ended October 31, 1991 and 1990, respectively.

The Partnership also sponsors three defined benefit plans for hourly employees covered by collective bargaining agreements. These plans were adopted by the Partnership as a continuation of prior plans. The benefit obligation and costs related to these plans are not significant.

Non-U.S. benefit plans

Employees of the Partnership's non-U.S. subsidiaries participate in defined contribution or statuary plans. The expense incurred by the Partnership for these plans aggregated $871,000 and $466,000 for the years ended October 31, 1991 and 1990, respectively.

Retiree benefits

The Partnership currently provides certain healthcare benefits for retired employees. The Partnership recognizes the cost of such benefits, which has not been material, as they are paid.

NOTE 6 - SUPPLEMENTARY INCOME STATEMENT INFORMATION:

Repairs and maintenance expense charged to earnings amounted to $11,920,000 and $10,297,000 during the years ended October 31, 1991 and 1990, respectively.

Net foreign exchange adjustments, including gains and losses from both settlement of commercial transactions and translation adjustments, resulted in net losses of $1,613,000 and $758,000 during the years ended October 31, 1991 and 1990, respectively. Net foreign exchange adjustments are included in "Other income (deductions)".

NOTE 7 - INCOME TAXES:

The components of earnings before income taxes are summarized below (in thousands):
                                         1991       1990
                                         ----       ----

         Domestic                       $27,799   $18,293
         Foreign                         13,628    11,207
                                        -------   -------

                                        $41,427   $29,500
                                        =======   =======

Taxes on income (tax benefits) consisted of the following (in thousands):

                                         1991       1990
                                         ----       ----
         Current:
           Foreign                      $8,005     $7,278
           U.S. federal                    246         81
           State                             1         43
                                        ------     ------
                                         8,252      7,402
                                        ------     ------
         Deferred:
           Foreign                         (18)       (56)
                                        ------     ------
                                           (18)       (56)
                                        ------     ------

            Total income taxes          $8,234     $7,346
                                        ======     ======

The Partnership's foreign operations have net operating loss carryforwards for financial statement and income tax reporting purposes of $7,185,000 which expire as follows: $199,000 in 1992, $984,000 in 1993, $1,214,000 in 1994 and
$4,788,000 in 1995 or thereafter. There are no domestic carryforwards available for tax reporting purposes. In addition, a U.K. subsidiary has a $28,246,000 net operating loss carryforward which is available for an unlimited carryforward period.

Undistributed earnings of the Company's foreign subsidiaries amount to approximately $62 million at October 31, 1991. No provisions are generally made for U.S. or additional foreign taxes on undistributed earnings of foreign subsidiaries, since the Company plans to continue to finance foreign operations and expansion through reinvestment of a substantial portion of such earnings.

An analysis of the difference between the U.S. statutory rate and the effective rate is as follows:

                                                               1991     1990
                                                               ----     ----

U.S. statutory rate                                            34.0%    34.0%
Partnership income allocated directly to the Partners         (18.1)   (13.2)
Tax on foreign income higher than the U.S statutory rate        8.2      7.2
Other                                                          (4.2)    (3.1)
                                                              -----    -----

Effective tax rate                                             19.9%    24.9%
                                                              =====    =====

Statement of Financial Accounting Standards No. 96, "Accounting for Income Taxes", was issued in December 1987. Amendments issued in December 1988, 1989 and 1991, respectively, deferred the effective date. As currently amended, Statement No. 96 requires the Company to make changes in accounting for income taxes no later than fiscal year 1994. On June 5, 1991, the Financial Accounting Standards Board issued an Exposure Draft of Proposed Statement of Financial Accounting Standards. The Exposure Draft included significant changes to Statement No. 96. Due to uncertainty of the final requirements of Statement No. 96, it is not possible at this time to estimate the effect of the changes on the Company's financial position and results of operations.

NOTE 8 - RELATED PARTY TRANSACTIONS:

In the ordinary course of business, the Partnership engages in sales and purchases of goods with the Partners and their subsidiaries and affiliates and with 20% to 50% owned affiliates (Related Parties). Additionally, the Partnership leases buildings, office space and equipment from Related Parties and incurs charges for data processing and accounting and administrative services provided by Related Parties.

A summary of transactions with Related Parties during the years ended October 31, 1991 and 1990 follows (in thousands):

                                                         1991       1990
                                                         ----       ----

       Sales                                            $9,495    $14,435
       Purchases                                         1,607      1,053
       Rental expense                                    1,700      2,241
       Administrative charges                            3,133      2,730


The Partners advance funds to, and receive distributions from, the Partnership. Such advances and payments are accounted for as part of partners' equity and no interest is charged or earned.

NOTE 9 - ALLOWANCE FOR DOUBTFUL ACCOUNTS:

The following is a summary of the activity in the allowance for doubtful receivables for the years ended October 31, 1991 and 1990 (in thousands):

                                                     1991     1990
                                                     ----     ----

       Balance, beginning of year                   $ 570    $ 849

       Additions charged to expense, net              488      (61)
       Write-offs                                    (215)    (433)
       Other additions                                         215
                                                    -----    -----

       Balance, end of year                         $ 843    $ 570
                                                    =====    =====

NOTE 10 - INFORMATION BY GEOGRAPHIC AREA:

Revenues include sales and services to unaffiliated customers and intergeographic area sales and services. No single customer accounted for 10% or more of total sales and service revenues.

Operating profit consists of total revenues less total operating expenses. General corporate expenses, interest expense, interest income, equity in undistributed earnings of the affiliates and foreign exchange gains and losses have been excluded in determining operating profit.

The financial information by geographic area for the years ended October 31, 1991 and 1990 follows (in thousands):

                                                          1991        1990
                                                          ----        ----

Sales and service revenues:
  United States                                         $208,329    $188,891
  Canada                                                  12,919       7,112
  Latin America                                           24,408      19,805
  Europe                                                 111,966      91,488
  Middle East, Far East and Africa                        85,739      86,749
Intergeographic area sales and service revenues:
  United States                                           49,917      32,578
  Canada                                                      39         440
  Latin America                                               95
  Europe                                                  20,100      19,631
  Middle East, Far East and Africa                        22,285      26,191
Eliminations                                             (92,456)    (78,840)
                                                        --------    --------

      Total sales and service revenues                  $443,341    $394,045
                                                        ========    ========

                                                    1991             1990
                                                    ----             ----
Operating profit:
  United States                                  $  47,621         $ 34,405
  Canada                                             1,683             (243)
  Latin America                                     (1,455)          (1,184)
  Europe                                             9,310            9,267
  Middle East, Far East and Africa                  11,369            5,287
                                                 ---------         --------
                                                    68,528           47,532
Corporate                                          (21,675)         (18,234)
Adjustments and eliminations                        (7,608)          (2,775)
                                                 ---------         --------
     Total operating profit                         39,245           26,523
Interest earned, net                                   569            2,219
Foreign exchange gains (losses), net                 1,613              758
                                                 ---------         --------
     Earnings before income taxes, minority
      interest and equity earnings               $  41,427         $ 29,500
                                                 =========         ========

Equity earnings:
  United States                                  $      30         $    294
  Latin America                                        175             (218)
  Europe                                               224              108
  Middle East, Far East and Africa                   1,571            2,313
                                                 ---------         --------

     Total equity earnings                       $   2,000         $  2,497
                                                 =========         ========

Identifiable assets:
  United States                                  $ 151,985         $152,702
  Canada                                            14,126           12,494
  Latin America                                     46,052           30,880
  Europe                                            66,843           61,891
  Middle East, Far East and Africa                  68,791           58,542
Corporate                                            5,175            1,296
Investments in affiliates                            9,229           13,605
Long-term receivables                                  197              379
Adjustments and eliminations                       (61,211)         (51,968)
                                                 ---------         --------

                                                 $ 301,187         $279,821
                                                 =========         ========

                                                                          (LOGO)



                          M-I DRILLING FLUIDS COMPANY
                        (a Dresser Industries, Inc. and
                        Halliburton Company Partnership)

                         COMBINED FINANCIAL STATEMENTS

                           OCTOBER 31, 1992 AND 1993

Price Waterhouse                                                          (LOGO)


                       REPORT OF INDEPENDENT ACCOUNTANTS


April 26, 1994

To Dresser Industries, Inc. and Halliburton Company


In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of partners' equity and of cash flows present fairly, in all material respects, the combined financial position of M-I Drilling Fluids Company (a Dresser Industries, Inc. and Halliburton
Company Partnership) and its subsidiaries and affiliates at October 31, 1992 and 1993, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1, the Partnership changed its method of accounting for income taxes effective November 1, 1992. As discussed in Note 1, the Partnership also changed its method of accounting for postretirement health benefits effective November 1, 1991.


/s/ PRICE WATERHOUSE

                          M-I DRILLING FLUIDS COMPANY
        (a Dresser Industries, Inc. and Halliburton Company partnership)

                            COMBINED BALANCE SHEETS
                                 (in thousands)

                                                                       October 31,
                                                                       -----------
                                                                    1992         1993
                                                                    ----         ----
                        Assets
                        ------
Current assets:
  Cash and cash equivalents                                      $   7,328    $  13,459
  Notes and accounts receivable, net of allowance
   for doubtful receivables of $512 and $2,100                      81,208       92,604
  Inventories:
    Finished products and work in process                           85,097       81,767
    Raw materials and supplies                                       5,376        5,041
                                                                 ---------    ---------
                                                                    90,473       86,808
                                                                 ---------    ---------
  Prepaid expenses                                                   2,796        2,616
  Deferred tax asset                                                              2,256
  Receivables from related parties                                   4,955        4,956
                                                                 ---------    ---------
      Total current assets                                         186,760      202,699
                                                                 ---------    ---------
Investments in and advances to affiliates                            9,727        9,699
Long-term receivables                                                  413        6,504
Deferred tax asset                                                                  270
Property, plant and equipment, net                                  56,758       53,060
Other assets                                                         9,430        8,234
                                                                 ---------    ---------
                                                                 $ 263,088    $ 280,466
                                                                 =========    =========

              Liabilities and Partners' Equity
              -------------------------------
Current liabilities:
  Short-term debt                                                $   1,973    $     953
  Accounts payable                                                  30,153       42,202
  Accrued compensation and benefits                                  6,699        7,454
  Accrued insurance                                                  9,500        9,683
  Foreign income taxes                                               7,201        3,354
  Deferred tax liability                                                41
  Other accrued liabilities                                         13,443       10,646
  Accounts payable to related parties                                1,318        1,137
                                                                 ---------    ---------
      Total current liabilities                                     70,328       75,429
Accrued post retirement benefits                                    17,900       20,400
Deferred tax liability                                                 552
Minority interests and other liabilities                             9,528        3,775
Commitments and contingencies (Note 4)
Partners' equity                                                   164,780      180,862
                                                                 ---------    ---------
                                                                 $ 263,088    $ 280,466
                                                                 =========    =========

            See accompanying notes to combined financial statements.

                          M-I DRILLING FLUIDS COMPANY
        (a Dresser Industries, Inc. and Halliburton Company partnership)

                       COMBINED STATEMENTS OF OPERATIONS
                                 (in thousands)

                                                                          Year ended
                                                                          October 31,
                                                                          -----------
                                                                       1992         1993
                                                                       ----         ----
Revenues:
  Product sales                                                     $ 316,251    $ 344,324
  Service revenues                                                     67,085       51,939
                                                                    ---------    ---------
                                                                      383,336      396,263
                                                                    ---------    ---------
Cost of sales:
  Product sales                                                       184,344      207,053
  Service revenues                                                     36,896       28,284
                                                                    ---------    ---------
                                                                      221,240      235,337
                                                                    ---------    ---------
Gross earnings                                                        162,096      160,926
                                                                    ---------    ---------
Other costs and expenses:
  Selling                                                             123,312      119,250
  Engineering                                                           7,691        7,623
  Administrative and general                                           22,747       18,521
  Restructuring charge (Note 5)                                         8,074          --
                                                                    ---------    ---------
                                                                      161,824      145,394
                                                                    ---------    ---------
    Earnings from operations                                              272       15,532
Other income (deductions):
  Interest expense                                                       (874)        (610)
  Interest earned                                                       1,470          932
  Other, net                                                            2,396        3,460
                                                                    ---------    ---------
    Earnings before income taxes, minority interest, equity
     earnings and cumulative effect of change in accounting
     principles                                                         3,264       19,314
Foreign income taxes                                                   (9,245)      (4,281)
Minority interest in earnings of subsidiaries                          (3,053)      (1,003)
Equity in net earnings of unconsolidated affiliates                     2,536        2,640
                                                                    ---------    ---------
Earnings (loss) before cumulative effect of change in
 accounting principles                                                 (6,498)      16,670
Cumulative effect of change in accounting principle                   (15,700)        --
                                                                    ---------    ---------

Net earnings (loss)                                                 $ (22,198)   $  16,670
                                                                    =========    =========

            See accompanying notes to combined financial statements.

                         M-I DRILLING FLUIDS COMPANY
                       (a Dresser Industries, Inc. and
                       Halliburton Company Partnership)

                   COMBINED STATEMENTS OF PARTNERS' EQUITY
                                (in thousands)

                    YEARS ENDED OCTOBER 31, 1992 AND 1993


                                          Common
                                         stock of         Cumulative                        Partners'
                                         Canadian        translation        Retained      contributions       Partners'
                                        affiliates       adjustments        earnings       and advances      withdrawals
                                        ----------       -----------        --------      -------------      -----------
Partners' equity at October 31, 1991     $11,439           $  2,321         $ 54,389        $715,609         $(564,587)
Cash contributions                                                                            37,900
Cash distributions                                                                                             (60,900)
Repurchase and cancelation of stock       (2,690)
Cumulative translation adjustment                            (6,503)
Net loss                                                                     (22,198)
                                         -------           --------         --------        --------         ---------

Partners' equity at October 31, 1992       8,749             (4,182)          32,191         753,509          (625,487)

Cash contributions                                                                            71,700
Cash distributions                                                                                             (64,050)
Cumulative translation adjustment                            (8,238)
Net income                                                                    16,670
                                         -------           --------         --------        --------         ---------

Partners' equity at October 31, 1993     $ 8,749           $(12,420)        $ 48,861        $825,209         $(689,537)
                                         =======           ========         ========        ========         =========



                                                                      Partners' Equity
                                                          ---------------------------------------
                                          Total           Dresser         Halliburton       Total
                                          -----           -------         -----------       -----
Partners' equity at October 31, 1991    $219,171          $140,271         $ 78,900        $219,171
Cash contributions                        37,900            24,256           13,644          37,900
Cash distributions                       (60,900)          (38,976)         (21,924)        (60,900)
Repurchase and cancelation of stock       (2,690)           (1,722)            (968)         (2,690)
Cumulative translation adjustment         (6,503)           (4,162)          (2,341)         (6,503)
Net loss                                 (22,198)          (14,207)          (7,991)        (22,198)
                                        --------          --------         --------        --------

Partners' equity at October 31, 1992     164,780           105,460           59,320         164,780

Cash contributions                        71,700            45,888           25,812          71,700
Cash distributions                       (64,050)          (40,992)         (23,058)        (64,050)
Cumulative translation adjustment         (8,238)           (5,273)          (2,965)         (8,238)
Net income                                16,670            10,669            6,001          16,670
                                        --------          --------         --------        --------

Partners' equity at October 31, 1993    $180,862          $115,752         $ 65,110        $180,862
                                        ========          ========         ========        ========

            See accompanying notes to combined financial statements.

                          M-I DRILLING FLUIDS COMPANY
        (a Dresser Industries, Inc. and Halliburton Company partnership)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                        Year ended
                                                                        October 31,
                                                                        -----------
                                                                     1992         1993
                                                                     ----         ----
Cash flows from operating activities:-
  Net earnings (loss)                                              $ (22,198)   $ 16,670
                                                                   ---------    --------
  Adjustments to reconcile net earnings to net
   cash provided by operating activities:
    Depreciation, depletion and amortization                          10,852      10,155
    (Gain)/loss on disposal of assets                                   (452)        332
    Changes in asset valuation allowances                              7,211       2,577
    Deferred tax expense (benefit)                                       409      (3,448)
    Cumulative effect of change in accounting principle               15,700         --
    Equity in earnings of unconsolidated subsidiaries and
     affiliates, net of dividends received of $1,954 and
     $2,447                                                             (582)       (193)
    Minority interests                                                 3,169       1,161
    Decrease (increase) in receivables                                11,931      (8,882)
    Decrease in inventories                                           22,868      10,194
    Increase in accounts payable and other
     accruals                                                          4,878      11,006
    Decrease in income taxes payable                                  (2,543)     (5,489)
    Other, net                                                        (9,595)    (13,192)
                                                                   ---------    --------
       Total adjustments                                              63,846       4,221
                                                                   ---------    --------
       Net cash provided by operating activities                      41,648      20,891
                                                                   ---------    --------
Cash flows from investing activities:
  Capital expenditures                                               (10,703)     (8,675)
  Proceeds from sale of assets                                         1,101       1,886
  Stock repurchase                                                    (2,690)        --
  Other                                                               (4,704)     (3,743)
                                                                   ---------    --------
       Net cash used by investing activities                         (16,996)    (10,532)
                                                                   ---------    --------
Cash flows from financing activities:
  Repayment of borrowings                                             (1,122)     (1,020)
  Increase (decrease) in related party receivables/payables            1,344      (1,108)
  Partners' contributions                                             37,900      71,700
  Partners' distributions                                            (60,900)    (64,050)
                                                                   ---------    --------
       Net cash provided (used) by financing activities              (22,778)      5,522
                                                                   ---------    --------
Effect of translation adjustments, on cash                            (4,891)     (9,750)
                                                                   ---------    --------
Net increase (decrease) in cash and cash equivalents                  (3,017)      6,131
Cash and cash equivalents, beginning of year                          10,345       7,328
                                                                   ---------    --------

Cash and cash equivalents, end of year                             $   7,328    $ 13,459
                                                                   =========    ========
Supplemental disclosures of cash flow information:-
  Cash paid during the year for:
    Interest                                                       $     874    $    610
    Income taxes paid                                                  8,760       8,644


            See accompanying notes to combined financial statements.

                          M-I DRILLING FLUIDS COMPANY
        (a Dresser Industries, Inc. and Halliburton Company Partnership)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               (amounts in $000s)


NOTE 1 - SUMMARY OF FORMATION AND SIGNIFICANT ACCOUNTING POLICIES:

Effective December 1, 1986, Dresser Industries, Inc. (Dresser) and Halliburton Company (Halliburton) (the Partners) combined their drilling fluids operations and formed M-I Drilling Fluids Company (the Partnership), owned 60 percent by Dresser and 40 percent by Halliburton. In May 1990, Dresser contributed SWACO to the Partnership in exchange for an increase in ownership to 64%. SWACO's net assets were recorded at historical net book value, $22,247, at the date of contribution. The Partnership principally provides drilling fluid systems to the petroleum industry for oil and gas well drilling.

Combination

Since December 1, 1986, the Partners have been effecting the legal transfer of their drilling fluids operations to the Partnership. The accompanying combined financial statements reflect the operations of the Partnership as if all transfers had been completed as of December 1, 1986. Accordingly, the combined financial statements include the Partnership's financial statements and the financial statements of all its majority-owned subsidiaries, together with the financial statements of M-I Drilling Fluids Canada, Inc., which is owned directly by the Partners, and the financial statements of those operations which have been operated for the benefit of the Partnership by the Partners until legal transfer is completed. All material intercompany accounts and transactions are eliminated. Investments in 20% to 50% owned affiliates are reported at cost, adjusted for the Partnership's equity in undistributed earnings or losses. As there are no quoted market prices for these investments, a reasonable estimate of fair value could not be made without incurring excessive costs. At October 31, 1992 and 1993, net assets reported by these investees was $20,924 and $20,527 and net income was $6,162 and $4,185.

Partnership profits and losses are allocated to the Partners in accordance with their respective partnership interests.

Concentrations of credit risk

The Partnership's financial instruments that are exposed to concentrations of credit risk consist primarily of cash equivalents and notes and accounts receivable.

The Partnership's cash equivalents are high-quality securities placed with major international banks and financial institutions. The Partnership believes its investment policy limits its exposure to concentrations of credit risk.

The Partnership's notes and accounts receivable result primarily from its provision of drilling fluid systems and services and reflects a broad customer base, both domestically and internationally. International activity is concentrated in the Far East, certain areas of the African continent, in various countries in South America and parts of Europe. The Partnership routinely assesses the financial strength of its customers. As a consequence, concentrations of credit risk are limited.

Revenue recognition

Revenues are recorded at the time products are delivered and services have been performed. Allowances are provided for products expected to be returned. Service and rental contracts are generally negotiated on a day-rate basis.

Appropriate allowances are provided for all doubtful receivables.

Inventories

Inventories are recorded at the lower of cost or market (first-in, first-out). Obsolete items or excess quantities are valued at their net realizable value.

Property, plant and equipment

Fixed assets are recorded at cost less accumulated depreciation over their estimated service life. The straight-line depreciation method is used for financial statement purposes. All significant fixed assets are reviewed periodically and, if determined to be excess, obsolete or unsuitable for their intended use, are reduced to values recognizing their impaired utility or are assigned shorter remaining useful lives for depreciation purposes. Depletion of mineral properties is based upon estimates of economically recoverable tonnage. Maintenance and repairs are expensed as incurred and betterments are capitalized.

Benefit plans

The Partnership maintains defined contribution plans covering substantially all employees in the United States. Employees of certain foreign operations participate in defined contribution plans or statutory plans. Partnership contributions related to these benefit plans are recognized on a current basis.

Postretirement healthcare benefits

In December 1990, Statement of Financial Accounting Standards No. 106 (FAS 106), "Employers' Accounting for Postretirement Benefits Other Than Pensions", was issued. FAS 106 requires use of the accrual method of accounting for healthcare benefits provided by the Company to retirees. The Company adopted FAS 106 at November 1, 1991 (Note 6). Prior to that date, the Company had expensed these benefits as they were paid. These payments have generally not been material.
The cumulative effect of this change in accounting method was to increase the net loss by $15,700 for the year ended October 31, 1992.

Income taxes

The Partnership is generally not subject to U.S. or state income taxes. The taxable income or loss of the Partnership is reported by the Partners in their U.S. income tax returns and, therefore, no U.S. income tax expense is reflected in the Partnership's Combined Statement of Operations. At October 31, 1993, the tax basis of assets of the Partnership exceeded the book basis by $9,001 and the book basis of liabilities exceeded the tax basis by $14,818.

Entities operating in foreign countries provide for foreign income taxes in accordance with the tax laws and regulations of the applicable foreign country.

In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes". FAS 109 requires recognition of income taxes based on a liability method. Deferred tax assets or liabilities are recorded based upon temporary differences between the tax basis of assets and liabilities and their carrying values for financial reporting purposes. Deferred tax expense or benefit is the result of changes in the deferred tax assets and liabilities during the period. The valuation allowance at October 31, 1992 was $15,604. The Company adopted FAS 109 effective November 1, 1992. Prior to November 1992, the Partnership provided for income taxes under APB 11. The cumulative effect of this change in accounting method was not material.

Translation of foreign currencies

For operations in countries which do not have highly inflationary economies, asset and liability accounts are translated at the rate in effect at the balance sheet date, and revenue and expense accounts are translated at weighted average rates. Translation adjustments are reflected as a component of partners' equity.

For operations in countries with highly inflationary economies, inventories, cost of sales and property, plant and equipment and related depreciation are translated at historical rates. Other asset and liability accounts are translated at rates in effect at the balance sheet date, and revenues and expenses excluding cost of sales and depreciation are translated at weighted average rates. Translation adjustments are reflected in the Combined Statements of Operations.

Cash flow statement

Cash and cash equivalents include cash on hand and investments with maturities of three months or less. The carrying amount of cash and cash equivalents approximates fair value because of the short maturity of these instruments.

NOTE 2 - PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment activity for the years ended October 31 is summarized below:

                   Balance at                                      Balance at
                   October 31,   Additions    Retire-              October 31,
                     1991         at cost      ments      Other       1992
                     ----         -------      -----      -----       ----
Land and
 improvements      $ 30,844       $ 1,785    $   (640)   $  (225)   $ 31,764
Buildings            48,390           426     (11,473)      (232)     37,111
Machinery and
 equipment          234,870         8,492     (29,224)    (1,480)    212,658
                   --------       -------    --------    -------    --------

                   $314,104       $10,703    $(41,337)   $(1,937)   $281,533
                   ========       =======    ========    =======    ========




                   Balance at                                      Balance at
                   October 31,   Additions    Retire-              October 31,
                     1992         at cost      ments      Other       1993
                     ----         -------      -----      -----       ----
Land and
 improvements      $ 31,764       $   807    $ (3,484)   $  (478)   $ 28,609
Buildings            37,111           688      (1,970)      (435)     35,394
Machinery and
 equipment          212,658         7,180     (11,910)    (1,964)    205,964
                   --------       -------    --------    -------    --------

                   $281,533       $ 8,675    $(17,364)   $(2,877)   $269,967
                   ========       =======    ========    =======    ========


Accumulated depreciation, depletion and amortization of property, plant and equipment for the years ended October 31 are summarized below (in thousands):

                   Balance at                                      Balance at
                   October 31,   Additions    Retire-              October 31,
                     1991         at cost      ments      Other       1992
                     ----         -------      -----      -----       ----
Land and
 improvements      $ 18,057       $   574    $   (571)   $   (26)   $ 18,034
Buildings            38,252           786     (10,049)      (115)     28,874
Machinery and
 equipment          195,955         9,492     (26,226)    (1,354)    177,867
                   --------       -------    --------    -------    --------

                   $252,264       $10,852    $(36,846)   $(1,495)   $224,775
                   ========       =======    ========    =======    ========

                   Balance at                                      Balance at
                   October 31,   Additions    Retire-              October 31,
                     1992         at cost      ments      Other       1993
                     ----         -------      -----      -----       ----

Land and
 improvements     $ 18,034        $   680    $ (3,455)   $   (61)    $ 15,198
Buildings           28,874          1,960      (1,936)      (164)      28,734
Machinery and
 equipment         177,867          7,515     (11,060)    (1,347)     172,975
                  --------        -------    --------    -------     --------

                  $224,775        $10,155    $(16,451)   $(1,572)    $216,907
                  ========        =======    ========    =======     ========


The Partnership wrote off property, plant and equipment with a net book value of $2,182 in conjunction with the restructuring charge included in the Combined Statements of Operations for the year ended October 31, 1992 (Note 5).

NOTE 3 - SHORT-TERM DEBT:

Loan arrangements have been established with banks under which the Partnership's foreign subsidiaries may borrow on an overdraft and short-term note basis at interest rates ranging from 1% to 8% at October 31, 1993. The amount available and unused under such short-term note arrangements approximated $5,000 at October 31, 1993. Short-term debt is guaranteed by the Partners or their affiliates or by pledges of assets. Under the terms of these agreements, the Partnership is required to maintain certain compensating balances. The carrying amount of these instruments approximates fair value because of their short maturity.

NOTE 4 - COMMITMENTS AND CONTINGENCIES:

The Partnership and its subsidiaries are involved in certain legal actions and claims arising in the ordinary course of their business. Management believes (based on advice of legal counsel) that such litigation and claims will be resolved without material effect on the Partnership's combined financial position.

The Partnership's assets in Angola were seized in 1993 by factions in the local civil war. The Partnership's facilities in Angola have been subjected to heavy artillery fire. The Partnership has not been able to determine the extent of loss or damage, if any, to the related assets and has no assurance as to when it will regain control of the assets. No provision for loss has been recorded at October 31, 1993. The carrying value of the Partnership's assets in Angola approximates $2,100 at October 31, 1993.

The Partnership has conducted environmental surveys related to its U.S. operations. The estimated cost of potential remediation activities for the locations surveyed, including exit costs for sites intended to be phased out in the foreseeable future, ranges between $3,000 and $6,000. The Partnership accrues these costs when remediation plans become probable and the costs reasonably estimable. The Partnership has recognized a charge to cost of goods sold of $1,500 in both 1992 and 1993 related to future remediation activities. This accrual is reflected in other accrued liabilities in the accompanying Combined Balance Sheets.

Total rental and lease expenses charged to earnings were $8,646 and $7,093 for the years ended October 31, 1992 and 1993. At October 31, 1993, the aggregate minimum annual obligations under noncancelable lease agreements were $3,673 for 1994, $1,400 for 1995, $781 for 1996, $464 for 1997, $348 for 1998 and $7,427
for all subsequent years. The lease obligations relate primarily to office space and warehouses.

At October 31, 1993, the Partnership has outstanding letters of credit of $5,133. The letters of credit are issued in the normal course of business to ensure certain suppliers and insurance carriers of timely payment of contractual obligations.

Certain foreign entities are subject to statutes and laws in the countries in which they operate that restrict the distribution of dividends. Restricted foreign net assets aggregated approximately $17,866 and $10,568 at October 31, 1992 and 1993.

NOTE 5 - RESTRUCTURING CHARGE:

In October 1992, the Partnership announced a restructuring program designed to reduce costs and improve operating efficiencies. The restructuring program costs are presented as a charge to earnings in the Combined Statements of Operations. The charge included, among other items, costs associated with the consolidation and elimination of certain production and other facilities, severance pay and unfunded costs of an employee pension plan.

NOTE 6 - BENEFIT PLANS AND RETIREE BENEFITS:

U.S. benefit plans

The Partnership has defined contribution and salary deferred 401(k) savings plans covering substantially all U.S. employees. The Partnership makes monthly contributions to the plans. The cost of the plans was $2,039 and $2,294 for the years ended October 31, 1992 and 1993.

The Partnership also sponsors three defined benefit plans for hourly employees covered by collective bargaining agreements. These plans were adopted by the Partnership as a continuation of prior plans. The benefit obligation and costs related to these plans are not significant.

Non-U.S. benefit plans

Employees of the Partnership's non-U.S. subsidiaries participate in defined contribution statutory plans. The expense incurred by the Partnership for these plans aggregated $1,025 and $1,165 for the years ended October 31, 1992 and 1993.

Retiree benefits

The Partnership currently provides certain healthcare benefits for retired employees. The Partnership funds the benefit plan as claims and premiums are paid. The accrual method of accounting for these benefits was adopted November 1, 1991 in accordance with the provisions of statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pension". The Partnership elected to recognize this change in accounting on the immediate recognition basis. The effects of postretirement benefits for non-U.S. employees, which supplement foreign government plans, are not significant.

Components of the Partnership's liability for the postretirement benefit plan at October 31, was as follows:


                                                                1992       1993
                                                                ----       ----
     Actuarial present value of accumulated
      postretirement benefit obligation:
       Retirees                                              $  5,500   $  6,100
       Fully eligible active plan participants                  3,400      3,100
       Other active participants                                9,200      8,300
                                                             --------   --------
         Total accumulated postretirement benefit obligation   18,100     17,500
     Unrecognized net gain                                        --       3,100
                                                             --------   --------

     Accrued postretirement benefit liability                $ 18,100   $ 20,600
                                                             ========   ========

Accrued compensation and benefits on the Combined Balance Sheets include the current portion of the benefit liability.

The net periodic postretirement benefit expense for the years ended October 31, include the following components:

                                                             1992       1993
                                                             ----       ----
     Service cost for benefits earned                       $1,100     $1,200
     Interest cost on accumulated postretirement
      benefit obligation                                     1,400      1,500
                                                            ------     ------

     Net periodic postretirement benefit cost               $2,500     $2,700
                                                            ======     ======

     Actual benefits paid                                   $  300     $  200
                                                            ======     ======

Assumptions used to calculate the accumulated postretirement benefit obligation at October 31, were as follows:

Discount rates -

     October 31, 1993                            7.0%
     October 31, 1992                            8.5%

Healthcare trend rate (weighted based on participant count) -

     October 31, 1993 - 14% for 1993 declining to 6.0% in 2007 and thereafter. October 31, 1992 - 15% for 1993 declining to 6.0% in 2007 and thereafter.

The above changes in assumptions and changes in circumstances and experience resulted in an unrecognized net gain of $3,100.

A one percentage point increase in the assumed healthcare cost trend rate for each year would increase the accumulated postretirement benefit obligation as of October 31, 1993 by approximately $3,000 and would increase the net postretirement benefit cost for 1993 by approximately $500.

The Partnership modified the postretirement benefits plan effective December 1, 1993 to reduce participant eligibility and the magnitude of benefits to be paid. These modifications resulted in a decrease in the plan liability of $3,500.

NOTE 7 - INCOME TAXES:

The components of earnings before income taxes are summarized below:


                                           1992         1993
                                           ----         ----

        Domestic                        $ (19,823)    $ 13,376
        Foreign                            23,087        5,938
                                        ---------     --------

                                        $   3,264     $ 19,314
                                        =========     ========

Taxes on income (tax benefits) consisted of the following:

                                             1992       1993
                                             ----       ----
       Current:
         Foreign                            $8,820    $ 7,657
         U.S. federal                           34         76
         State                                 (18)        (4)
                                            ------    -------
                                             8,836      7,729
                                            ------    -------
       Deferred:
         Foreign                               409     (2,075)
         Benefit of loss carryforward           --     (1,373)
                                            ------    -------
                                               409     (3,448)
                                            ------    -------

           Total income taxes               $9,245    $ 4,281
                                            ======    =======


The Partnership's foreign operations have net operating loss carryforwards for income tax reporting purposes of $9,916 which expire as follows: $704 in 1994, $966 in 1995, $1,738 in 1996, $2,236 in 1997 and $2,920 in 1998 and $1,352
thereafter. There are no domestic carryforwards available for tax reporting purposes.

Undistributed earnings of the Partnership's foreign subsidiaries amount to approximately $17,000 at October 31, 1993. No provisions are generally made for U.S. or additional foreign taxes on undistributed earnings of foreign subsidiaries, since the Partnership plans to continue to finance foreign operations and expansion through reinvestment of a substantial portion of such earnings.

Deferred tax assets (liabilities) are comprised of the following at October 31, 1993:


                Interest and royalties                      $  (101)
                Capital expenditure reserve                     (72)
                Bad debt                                        (34)
                Other                                           (27)
                                                            -------
                Gross deferred tax liabilities                 (234)
                                                            -------
                Accruals                                        992
                Foreign exchange                                865
                Depreciation and amortization                   664
                Net operating loss carryforwards              3,696
                Other                                           153
                                                            -------
                Gross deferred tax assets                     6,370
                                                            -------
                Deferred tax assets valuation allowance      (3,610)
                                                            -------
                Net deferred tax assets                     $ 2,526
                                                            =======

An analysis of the difference between the U.S. statutory rate and the effective rate is as follows:

                                                                 1992     1993
                                                                 ----     ----

U.S. statutory rate                                              34.0%    34.0%
Partnership (income) losses allocated directly to the Partners   206.5   (23.5)
Tax on foreign income higher than the U.S statutory rate          42.4    18.4
Other                                                               .3    (6.7)
                                                                 -----   -----

Effective tax rate                                               283.2%   22.2%
                                                                 =====   =====

NOTE 8 - RELATED PARTY TRANSACTIONS:

In the ordinary course of business, the Partnership engages in sales and purchases of goods with the Partners and their subsidiaries and affiliates and with 20% to 50% owned affiliates (Related Parties). Additionally, the Partnership leases buildings, office space and equipment from Related Parties and incurs charges for data processing and accounting and administrative services provided by Related Parties. These costs are allocated to the Partnership based upon actual usage and head count. Management believes this method of allocation is reasonable and results in expense that is not materially different from that which would be incurred on a stand-alone basis.

A summary of transactions with Related Parties follows for the years ended October 31:

                                               1992     1993
                                               ----     ----

       Sales                                 $11,192   $7,481
       Purchases                               3,035    2,735
       Rental expense                          2,156    2,278
       Administrative charges                  3,140    3,067

The Partners advance funds to, and receive distributions from, the Partnership. Such advances and payments are accounted for as part of partners' equity and no interest is charged or earned.

NOTE 9 - INFORMATION BY GEOGRAPHIC AREA:

Revenues include sales and services to unaffiliated customers and intergeographic area sales and services. No single customer accounted for 10% or more of total sales and service revenues. Intersegment sales include a markup for normal profit by the selling segment.

Operating profit consists of total revenues less total operating expenses. General corporate expenses, interest expense, interest income, equity in undistributed earnings of the affiliates and foreign exchange gains and losses have been excluded in determining operating profit.

The financial information by geographic area for the years ended October 31 follows:

                                                          1992        1993
                                                          ----        ----

Sales and service revenues:
  United States                                         $155,383    $195,398
  Canada                                                  10,856      13,964
  Latin America                                           29,332      31,980
  Europe                                                  89,757      72,705
  Middle East, Far East and Africa                        98,442      83,059
Intergeographic area sales and service revenues:
  United States                                           39,549      35,560
  Canada                                                      32          50
  Latin America                                              287         216
  Europe                                                  17,641      16,367
  Middle East, Far East and Africa                        27,493      21,350
Eliminations                                             (85,436)    (74,386)
                                                        --------    --------

      Total sales and service revenues                  $383,336    $396,263
                                                        ========    ========



                                                          1992        1993
                                                          ----        ----

Operating profit:
  United States                                         $ 13,715    $ 22,422
  Canada                                                     549       1,336
  Latin America                                             (884)        743
  Europe                                                   4,206       3,925
  Middle East, Far East and Africa                        11,232       5,987
                                                        --------    --------
                                                          28,818      34,413
Corporate                                                (23,214)    (17,294)
Restructuring charge                                      (8,074)         --
Adjustments and eliminations                               2,742      (1,587)
                                                        --------    --------
      Total operating profit                                 272      15,532
Interest earned, net                                         596         322
Foreign exchange gains, net                                  957       2,183
Other, net                                                 1,439       1,277
                                                        --------    --------
      Earnings before income taxes, minority
       interest, equity earnings and cumulative
       effect of change in accounting principle         $  3,264    $ 19,314
                                                        ========    ========

                                                          1992        1993
                                                          ----        ----
Equity earnings:
  Latin America                                         $   229     $   227
  Europe                                                      5          84
  Middle East, Far East and Africa                        2,302       2,329
                                                        -------     -------

      Total equity earnings                             $ 2,536     $ 2,640
                                                        =======     =======


                                                          1992        1993
                                                          ----        ----
Identifiable assets:
  United States                                        $137,660    $142,120
  Canada                                                 11,929       9,245
  Latin America                                          48,445      27,631
  Europe                                                 57,630      90,397
  Middle East, Far East and Africa                       60,412      67,055
Corporate                                                (1,156)      9,470
Investments in affiliates                                 9,727       9,699
Long-term receivables                                       413       6,504
Adjustments and eliminations                            (61,972)    (81,655)
                                                       --------    --------

                                                       $263,088    $280,466
                                                       ========    ========


NOTE 10 - SUPPLEMENTARY INCOME STATEMENT INFORMATION:

Repairs and maintenance expense charged to earnings amounted to $8,172 and $10,765 during the years ended October 31, 1992 and 1993.

Net foreign exchange adjustments, including gains and losses from both settlement of commercial transactions and translation adjustments, resulted in net losses of $957 and $2,183 during the years ended October 31, 1992 and 1993. Net foreign exchange adjustments are included in "Other income (deductions)".

NOTE 11 - SUBSEQUENT EVENTS:

Effective February 28, 1994, Smith International, Inc. purchased the Dresser Industries, Inc. interest in the Partnership.

Subsequent to year end, a foreign bank in which the Partnership had deposits of $800 failed. Management believes a substantial portion this amount will be recoverable. No adjustment has been made in the combined financial statements as a result of this event.